Exhibit 4.1

AMENDED AND RESTATED TRUST AGREEMENT

between

CALIFORNIA REPUBLIC FUNDING, LLC

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

Amended and Restated as of June 1, 2015

i

ii

Exhibit A	Form of Certificate	A-1
Exhibit B	Form of Certificate of Trust	B-1
Exhibit C	Form of Certificate Purchase Agreement	C-1
Exhibit D	Form of Repurchase Request Notice	D-1

iii

This AMENDED AND RESTATED TRUST AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”), dated as of June 1, 2015, is between California Republic Funding, LLC, a Delaware limited liability company (the “Depositor”), and Wilmington Trust, National Association, a national banking association, as owner trustee (the “Owner Trustee”).

RECITALS

WHEREAS, pursuant to a Receivables Purchase Agreement, dated as of June 1, 2015, between California Republic Bank (“CRB”) and the Depositor, CRB desires to transfer and assign to the Depositor certain motor vehicles receivables and related rights and assets all as more fully described herein and in the other Basic Documents;

WHEREAS, California Republic Auto Receivables Trust 2015-2 (the “Issuer”), a Delaware statutory trust, was formed pursuant to that Trust Agreement, dated as of April 23, 2015, between the Depositor and the Owner Trustee (the “Original Trust Agreement”);

WHEREAS, the Depositor and the Owner Trustee desire to amend and restate the Original Trust Agreement in its entirety.

NOW THEREFORE, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For all purposes of this Agreement, the following terms have the meanings set forth below:

“Bankruptcy Action” has the meaning assigned to such term in Section 4.04.

“Certificate Distribution Account” has the meaning assigned to such term in Section 5.01(a).

“Certificate of Trust” means the certificate of trust attached hereto as Exhibit B filed for the Issuer pursuant to Section 3810(a) of the Statutory Trust Act.

“Certificate Purchase Agreement” means each purchase agreement setting forth the sale of any of the Certificates, substantially in the form attached hereto as Exhibit C, entered into between the Depositor and a purchaser of Certificates.

“Certificate Register” and “Certificate Registrar” means the register mentioned in and the registrar appointed pursuant to Section 3.04(a).

“Certificateholder” or “Holder” means a Person in whose name a Certificate is registered.

“Certificates” has the meaning ascribed to such term in Section 3.03.

“Corporate Trust Office” means, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address (which shall be in the State of Delaware) designated by such successor Owner Trustee by notice to the Certificateholders and the Depositor.

“CRB” means California Republic Bank, a California corporation authorized to transact a banking business.

“Issuer” has the meaning ascribed to such term in the recitals.

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 3.13 and shall initially be Deutsche Bank Trust Company Americas.

“Paying Agent’s Corporate Office” means (i) as long as the Paying Agent is Deutsche Bank Trust Company Americas, the Corporate Trust Office, as such term is defined in Appendix A to the Sale and Servicing Agreement, and (ii) thereafter, a designated office of the Paying Agent.

“Percentage Interest” means, with respect to any Certificate, the percentage specified on such Certificate, which percentage represents the beneficial ownership interest of the Certificateholder in the Issuer. The sum of all Percentage Interests will equal 100%.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of June 1, 2015, among the Issuer, the Depositor, CRB, as Seller, Servicer, Administrator and Custodian, and the Indenture Trustee.

“Secretary of State” means the Secretary of State of the State of Delaware.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust Estate” has the same meaning as Collateral.

“United States Person” means a “United States person”, as such term is defined in Section 7701(a)(30) of the Code.

Section 1.02 Other Definitional Provisions. Capitalized terms not defined in this Agreement have the meanings assigned thereto in Appendix A to the Sale and Servicing Agreement including the rules of construction and usage set forth therein.

ARTICLE II

ORGANIZATION

Section 2.01 Name. The trust created under the Original Trust Agreement and by the filing of the Certificate of Trust pursuant to the Statutory Trust Act and continued hereby shall continue to be known as California Republic Auto Receivables Trust 2015-2, in which name the Owner Trustee may conduct the business of the Issuer, make and execute contracts and other instruments on behalf of the Issuer and sue and be sued.

Section 2.02 Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.03 Purposes and Powers. The purpose of the Issuer is to engage in the following activities, and the Issuer shall have the power and authority:

(a) to issue the Notes, secure the Notes and pay the Notes pursuant to the Indenture, to issue the Certificates pursuant to this Agreement and to sell, transfer and exchange the Notes and the Certificates, in each case in accordance with the Basic Documents;

(b) with the proceeds of the sale of the Notes and the Certificates, to purchase the Depositor Conveyed Assets, to fund the Reserve Account and make all other payments required pursuant to Section 5.04 of the Sale and Servicing Agreement and Section 5.04 of the Indenture, and to pay the organizational, start-up and transactional expenses of the Issuer;

(c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, acquire, manage and distribute to the Certificateholders pursuant to the terms of this Agreement, any portion of the Trust Estate released from the Lien of, and remitted to the Issuer pursuant to, the Indenture or the Sale and Servicing Agreement;

(d) to enter into and perform its obligations under the Basic Documents to which it is a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith; and

(f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with servicing, administration and conservation of the Trust Estate, the securing and payment of the Notes and the making of distributions to the Certificateholders.

The Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement and the other Basic Documents.

Section 2.04 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee effective as of the date of the Original Trust Agreement, to have all the rights, powers and duties set forth in the Original Trust Agreement and herein.

Section 2.05 Initial Capital Contribution of Trust Estate. The Depositor has heretofor sold, assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date of formation of the Issuer, of the foregoing contribution, which constitutes the initial Trust Estate and has been deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Issuer as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. The Depositor and the Owner Trustee acknowledge and agree that the Trust Estate shall include all Depositor Conveyed Assets transferred by the Depositor to the Issuer on the Closing Date pursuant to the Sale and Servicing Agreement.

Section 2.06 Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Issuer under the Basic Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal, State and local income, single business and franchise tax purposes, (a) the Notes shall be treated as debt and (b) the Issuer shall not be treated as an association (or publicly-traded partnership) taxable as a corporation. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer and, to the extent applicable, the Certificateholders shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer provided in the preceding sentence for such tax purposes and shall not take any position contrary to this characterization in any federal or state tax filings. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Issuer. The Owner Trustee shall not file or join in, and each Certificateholder by acceptance of its Certificate agrees that it shall not file or join in, an election to treat the Issuer as an association taxable as a corporation for tax purposes. The Depositor intends to treat the Issuer for federal income tax reporting purposes as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. Each purchaser of a Certificate, by its acceptance of the Certificate, agrees to treat the Issuer as a grantor trust and will take no action inconsistent with such treatment, unless otherwise required by the appropriate authority.

Section 2.07 Liability of the Depositor and Certificateholders.

(a) The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Issuer (including expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Issuer were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes. In addition, any third-party creditors of the Issuer (other than in connection with the obligations described in the preceding proviso for which the Depositor shall not be liable) shall be deemed third-party beneficiaries of this Section 2.07(a).

(b) The Certificateholders shall not have any personal liability for any liability or obligation of the Issuer.

Section 2.08 Title to Trust Property. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity except where Applicable Law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be.

Section 2.09 Situs of Trust. The Issuer shall be located in the State of Delaware; provided, however, that the Issuer may enter into administration agreements with Persons located outside of the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware, the State of California or the State of New York. The Issuer shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments shall be received by the Issuer only in Delaware, California or New York, and payments shall be made by the Issuer only from the State of Delaware, the State of California or the State of New York. The only office of the Issuer shall be at the Corporate Trust Office in the State of Delaware.

Section 2.10 Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee, the Holders of Notes and the Certificateholders, that, as of the Closing Date:

(a) The Depositor is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

(c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer and has duly authorized such sale and assignment and deposit to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary limited liability company action.

(d) The Depositor has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms.

(e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any Applicable Law to the Depositor of any Governmental Authority having jurisdiction over the Depositor or its properties.

(f) There are no Proceedings or investigations pending or threatened before any Governmental Authority having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that could adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

(g) The representations and warranties of the Depositor in Section 3.02 of the Sale and Servicing Agreement are true and correct.

Section 2.11 Federal Income Tax Matters. The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor and the Servicer that, for purposes of federal income, State and local income and franchise tax and any other income taxes, the Issuer shall be treated as either an entity that is disregarded as separate from the beneficial owner of the equity in the Issuer if there is only one such owner, or as a partnership (other than an association or publicly traded partnership) if there are two or more such owners, and income, expenses, gain or loss of the Issuer for such month as determined for federal, State and local income and franchise tax purposes shall be allocated among the Certificateholders as of the Record Date occurring within such month, in proportion to their ownership of the Certificate on such date. The Depositor hereby agrees, and each Certificateholder by acceptance of a Certificate agrees, to such treatment, and each agrees to take no action inconsistent with the foregoing characterization.

The Depositor is authorized to modify the allocations in this Section if necessary or appropriate, in its sole discretion, for the allocations to reflect fairly the economic income, expenses, gain or loss to the Certificateholders or as otherwise required by the Code.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01 Initial Ownership. Upon the formation of the Issuer by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Issuer.

Section 3.02 The Certificates.

(a) The Certificates shall be executed on behalf of the Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer shall be validly issued and entitled to the benefit of this Agreement and shall be valid and binding obligations of the Issuer, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

(b) A transferee of a Certificate, if any, shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee’s acceptance of a Certificate duly registered in such transferee’s name pursuant to Section 3.04; provided, however, that no Certificate shall be transferred without the prospective transferee and the prospective transferor satisfying the requirements of a Certificate Purchase Agreement.

Section 3.03 Execution, Authentication and Delivery of Certificates.

(a) The Owner Trustee on behalf of the Issuer shall, on the date hereof, upon the written order of the Depositor, execute and cause to be authenticated and delivered to the Depositor, Certificates evidencing 100% Percentage Interest. No Certificate shall entitle the respective Certificateholder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or its authenticating agent, by manual signature; and such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder.

(b) The Certificates shall consist of a single class designated as the “Certificates”. The rights of the Certificateholders to receive distributions from the proceeds of the Issuer in respect of their Certificates, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. When executed, issued and duly authorized, the Certificates will be fully paid, validly issued, nonassessable and entitled to all benefits of this Agreement.

(c) The Certificates shall be substantially in the form attached hereto as Exhibit A; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any Applicable Law, or with the applicable rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates shall be issuable in registered form only.

Section 3.04 Registration of Transfer and Exchange of Certificates.

(a) A registrar (the “Certificate Registrar”) shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.12, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Deutsche Bank Trust Company Americas shall be the initial Certificate Registrar. Upon any resignation of any Certificate Registrar, the Owner Trustee shall, upon receipt of written instructions from the Depositor, promptly appoint a successor thereto.

(b) No transfer, sale, pledge or other disposition of any Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition (i) complies with the requirements and restrictions set forth in the related Certificate Purchase Agreement (except that for the initial transfer of the Certificates to the Depositor, the requirements for transfer shall be deemed to have been met by the Depositor) and (ii) is exempt from the registration and/or qualification requirements of the Securities Act and any applicable State securities laws, or is otherwise made in accordance with the Securities Act and such State securities laws. Any Certificateholder desiring to effect a transfer of Certificates or interest therein shall, and does hereby agree to, indemnify the Issuer, each of the Depositor, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such State laws.

(c) Subject to Section 3.09, upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.12, the Owner Trustee shall execute, authenticate and deliver (or shall cause to be authenticated and delivered), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Percentage Interest dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.12.

(d) Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the related Certificateholder or such Certificateholder’s attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

(e) No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(f) The preceding provisions of this Section notwithstanding, the Owner Trustee shall not make, and the Certificate Registrar shall not register transfers or exchanges of, Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Certificates.

(g) Each purchaser (including any transferee) of a Certificate must satisfy the transfer restrictions as set forth herein and in the applicable transfer certificate attached to the

Certificate Purchase Agreement. Each purchaser (including any transferee) of a Certificate shall be deemed by its acceptance of an ownership interest in a Certificate to have made the representations and warranties set forth under “Notice to Investors” in the Private Placement Memorandum.

(h) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the transfer of the Certificates.

Section 3.05 Certificate Transfer Restrictions.

(a) The Certificates may not be acquired by or for the account of (i) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, State or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (iv) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or (v) a person investing “plan assets” of any such plan (including, for purposes of this clause (a), an insurance company general account, but excluding any entity registered under the 1940 Act).

(b) No transfer (or purported transfer) of a Certificate (or economic interest therein), whether to another Certificateholder or to a Person who is not a Certificateholder, shall be effective; any such transfer (or purported transfer) shall be void ab initio; no Person shall otherwise become a Certificateholder, and none of the Issuer, the Owner Trustee, the Certificate Registrar or any of the Certificateholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Issuer and the Certificate Registrar that:

(i) it is acquiring the Certificates for its own account and is the sole beneficial owner of such Certificates; and

(ii) the transfer is not being effected on or through (A) an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (B) a “secondary market” or “substantial equivalent thereof’ within the meaning of Section 7704(b)(2) of the Code and any Treasury Regulations thereunder;

(c) Notwithstanding anything to the contrary in this Agreement, no transfer (or purported transfer) of any Certificate (or any economic interest therein) shall be effective, and any such transfer (or purported transfer) shall be void ab initio if, after such transfer (or purported transfer), there would be more than seventy-five (75) Certificateholders (where, for purposes of determining the number of Certificateholders, a Person (beneficial owner) owning an interest in a partnership, grantor trust, or S corporation (“flow-through entity”), that owns, directly or through other flow-through entities, an interest in the Issuer, is treated as a

Certificateholder if more than fifty percent (50%) of the value of such beneficial owner’s interest in the flow-through entity is attributable to the flow-through entity’s interest (direct or indirect) in the Issuer) unless the transferee delivers an Opinion of Counsel, in a form acceptable to the Certificate Registrar, that the transfer will not cause the Issuer to become a publicly traded partnership for U.S. federal income tax purposes.

Section 3.06 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a Protected Purchaser, the Owner Trustee on behalf of the Issuer shall execute, and the Owner Trustee or the Certificate Registrar, as the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at anytime.

Section 3.07 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.08 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer, the Paying Agent and the Depositor, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Paying Agent or the Depositor, a list, in such form as the Servicer, the Paying Agent or the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. The Certificate Registrar shall also furnish to the Owner Trustee and the Paying Agent a copy of such list at any time there is a change therein. If (i) three (3) or more Certificateholders or (ii) one (1) or more Certificateholders evidencing not less than twenty-five percent (25%) of the Percentage Interest apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application and written direction from the Administrator is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived. The Certificate Registrar shall upon the request of the Owner Trustee provide such list, or access to such list, of Certificateholders as contemplated by this Section.

Section 3.09 Book-Entry Certificates. Each Certificate, upon original issuance, shall be issued in the form of a typewritten certificate or certificates representing the Book-Entry Certificates, which shall be deposited on behalf of the purchasers of the Certificates represented by such Book-Entry Certificate with the Depository or the Certificate Registrar, as custodian for the Depository, and registered on the Certificate Register in the name of the Depository or a nominee thereof (initially, such nominee to be Cede & Co.). No Owner shall receive a Definitive Certificate representing such Owner’s interest in such Certificate, except as provided in Section 3.11. Unless and until Definitive Certificates with respect to such Certificates have been issued to such Owners pursuant to Section 3.11, with respect to such Certificates:

(a) the provisions of this Section shall be in full force and effect;

(b) the Certificate Registrar, the Paying Agent and the Owner Trustee shall be entitled to deal with the Depository for all purposes of this Agreement (including the payment of principal of and interest on such Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the related Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

(d) the rights of the Owners shall be exercised only through the Depository and shall be limited to those established by Applicable Law and agreements between such Owners and the Depository and/or the Depository Participants, and unless and until Definitive Certificates are issued pursuant to Section 3.11, the initial Depository shall make book-entry transfers between the Depository Participants and receive and transmit payments of principal of and interest on such Notes to such Depository Participants, pursuant to the Depository Agreement; and

(e) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified Percentage Interest, the Depository shall be deemed to represent such percentage when it has delivered such instructions to the Owner Trustee and the Certificate Registrar; the Owner Trustee and Certificate Registrar may fully rely on such instructions and it shall be the duty of the Depository to ensure that it has received written instructions to such effect from Owners and/or Depository Participants owning or representing, respectively, such required Percentage Interest.

Section 3.10 Notices to Depository. With respect to any Certificates issued as Book-Entry Certificates, whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates representing the Certificates shall have been issued to the related Owners pursuant to Section 3.11, the Owner Trustee shall give all such notices and communications specified herein to be given to the related Certificateholders to the Depository and shall have no obligation to such Owners.

Section 3.11 Definitive Certificates. If for any Certificates issued as Book-Entry Certificates (i) the Administrator advises the Owner Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to such Certificates and the Administrator on behalf of the Issuer is unable to locate a qualified successor; or (ii) after the occurrence of an Event of Default or a Servicer Termination Event, Owners representing more than 50% of the Percentage Interest advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of such Owners, then the Depository shall notify all Owners and the Owner Trustee in writing of the occurrence of any such event and of the availability of Definitive Certificates to such Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing such Book-Entry Certificates by the Depository, accompanied by registration instructions, the Issuer shall execute, and the Owner Trustee shall authenticate, the related Definitive Certificates in accordance with the instructions of the Depository. None of the Issuer, the Administrator, the Certificate Registrar or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, the Issuer, the Certificate Registrar and the Owner Trustee shall recognize the holders of such Definitive Certificates as Certificateholders. The Owner Trustee shall not be liable if the Administrator is unable to locate a qualified successor Depository.

Section 3.12 Maintenance of Office or Agency. The Certificate Registrar shall designate in the Borough of Manhattan, the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Certificate Registrar initially designates the Indenture Trustee as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Depositor and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 3.13 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect; provided, however, the Owner Trustee shall have no duty to monitor or oversee the compliance by the Paying Agent of its obligations under this Agreement or any other Basic Document. The Paying Agent initially shall be Deutsche Bank Trust Company Americas, and any co-paying agent chosen by the Depositor. Deutsche Bank Trust Company Americas shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Owner Trustee. In the event that Deutsche Bank Trust Company Americas shall no longer be the Paying Agent, the Depositor, with the consent of the Owner Trustee, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed hereunder to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying

Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 6.03, 6.06, 6.07 and 6.09 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.14 Indemnification. The rights, privileges, protections, immunities and benefits given to the Indenture Trustee under Article VI of the Indenture (including the compensation and indemnification provisions of Section 6.07 of the Indenture), are extended to, and shall be enforceable by, Deutsche Bank Trust Company Americas in its capacities as Certificate Registrar and Paying Agent hereunder.

Section 3.15 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that the Certificates represent beneficial interests in the Issuer only and do not represent interests in or obligations of the Depositor, the Seller, the Servicer, the Administrator, either Trustee or any of their respective Affiliates and no recourse may be had against any such entities or their assets, except as may be expressly set forth or contemplated in the Certificates or any Basic Document hereunder.

Section 3.16 Certificates Nonassessable and Fully Paid. Certificateholders shall not be personally liable for obligations of the Issuer. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Issuer or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Sections 3.03, 3.04 or 3.05, the Certificates are and shall be deemed fully paid.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE AND CERTIFICATEHOLDERS

Section 4.01 Prior Notice with Respect to Certain Matters.

With respect to the following matters, the Owner Trustee shall not take action unless at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders of record as of the preceding Record Date in writing of the proposed action and such Certificateholders shall not have notified the Owner Trustee in writing prior to the thirtieth (30th) day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Issuer (except claims or lawsuits brought in connection with the collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Issuer (except with respect to the aforementioned claims or lawsuits for collection on the Receivables);

(b) the election by the Issuer to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Statutory Trust Act);

(c) the amendment of any Basic Document in circumstances where the consent of any Noteholder or the Indenture Trustee is required;

(d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders;

(e) the appointment pursuant to the Indenture of a successor Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

(f) the consent to the calling or waiver of any default of any Basic Document;

(g) the consent to the assignment by the Indenture Trustee or Servicer of their respective obligations under any Basic Document, unless permitted in the Basic Documents;

(h) except as provided in Article VII, the dissolution, termination or liquidation of the Issuer in whole or in part;

(i) the merger, conversion, or consolidation of the Issuer with or into any other entity, or the conveyance or transfer of all or substantially all of the Issuer’s assets to any other entity;

(j) the incurrence, assumption or guaranty of any indebtedness other than as set forth in this Agreement or the Basic Documents;

(k) the confession of a judgment against the Issuer;

(l) the possession of the Issuer’s assets, or the assignment of the Issuer’s right to property, for other than an Issuer purpose;

(m) the lending by the Issuer of any funds to any entity, unless permitted in the Basic Documents;

(n) any change to the Issuer’s purpose and powers from those set forth in this Agreement;

(o) any act that conflicts with any other Basic Document; or

(p) any act that would make it impossible to carry on the ordinary business of the Issuer as described in Section 2.03.

Section 4.02 Standards of Operations; Separateness of the Issuer and the Depositor. The operations of the Issuer shall be conducted in accordance with the following standards:

(a) Except as otherwise expressly provided in the Basic Documents, neither the Depositor nor any other holder of a Certificate shall have any authority to act for, or to assume any obligation or responsibility on behalf of, the Issuer.

(b) The Issuer shall keep correct and complete books and records of the accounts and minutes of the meetings and other proceedings of the Issuer and any agents, separate from those of the Depositor or any subsidiary, affiliate or separate account of either. Any such resolutions, agreements and other instruments shall be continuously maintained as official records by the Issuer.

(c) Subject to Sections 2.05 and 2.07, each of the Depositor and the Issuer shall provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Issuer shall not be charged or otherwise allocated to the Depositor (except indirectly, insofar as the Depositor owns any of the Certificates), and such expenses of the Depositor shall not be charged or otherwise allocated to the Issuer.

(d) The Issuer shall conduct its business under names or trade names so as not to mislead others as to the identity of the Issuer. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements and applications, shall be made solely in the name of the Issuer (or addressed to the Issuer, as applicable) if related to the Issuer. The Depositor and the Issuer each shall have separate stationery, checks, invoices and other business forms.

(e) The Issuer shall be adequately capitalized for the conduct of its business and in light of its purposes.

(f) There shall be no guarantees made by the Issuer with respect to obligations of the Depositor. There shall not be any indebtedness among the Issuer and the Depositor. The Issuer shall not hold itself out to be responsible for the debts and obligations of the Depositor or any other entity.

(g) The Issuer shall maintain its assets in such a manner that it shall not be costly or difficult to ascertain or otherwise identify its individual assets and liabilities from those of any other entity. In that regard, the Issuer shall not commingle its assets with those of any other entity. The Issuer shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Issuer shall not pay the indebtedness, operating expenses and liabilities of any other entity. The Issuer shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Depositor and the Servicer.

(h) The Issuer shall not commingle or pool its funds or other assets with those of the Depositor or any other entity and shall not maintain any joint bank accounts with the Depositor.

(i) The Issuer shall act solely in its name and through its or the Owner Trustee’s duly authorized officers or agents in the conduct of its business and enter into transactions and agreements with the Depositor solely on an arm’s length basis. The Issuer shall not: (i) operate or purport to operate as an integrated, single economic unit with respect to the Depositor or any other entity; (ii) seek or obtain credit or incur any obligation to any third party based upon the assets of the Depositor or any other entity; or (iii) induce any such third party to reasonably rely on the creditworthiness of the Depositor or any other affiliated or unaffiliated entity. The Issuer shall correct any known misunderstanding or misrepresentation with respect to its separate identity.

(j) The Depositor shall maintain an office separate from that of the Issuer. Such business office may be a separately allocated and identifiable office space within the business offices of the other, provided that the name of the Depositor and the Issuer is posted upon the directory of organizations occupying such building. Each of the Depositor and the Issuer shall maintain a telephone number that is different from that of each other such party.

(k) The Issuer shall not incur any debt or other obligations other than that contemplated herein or in the Basic Documents.

(l) The Issuer shall not merge with or assent to its acquisition by or of another entity without the prior satisfaction of the Rating Agency Condition.

(m) Notwithstanding anything to the contrary in this Agreement, the Issuer shall comply with its obligations and responsibilities under the Basic Documents and will not do any act in contravention of the Basic Documents.

Section 4.03 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders holding a majority of the Percentage Interests, to (a) remove the Administrator under the Administration Agreement pursuant thereto, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant thereto, (d) amend the Sale and Servicing Agreement pursuant thereto, or (e) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by Certificateholders holding a majority of the Percentage Interest.

Section 4.04 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to (a) remove or replace the Indenture Trustee, (b) institute proceedings to have the Issuer declared or adjudicated a bankruptcy or insolvent, (c) consent to the institution of bankruptcy or insolvency proceedings against the Issuer, (d) file a petition or consent to a petition seeking reorganization or relief on behalf of the Issuer under any applicable federal or State law relating to bankruptcy, (e) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Issuer or a substantial portion of the property of the Issuer, (f) make any assignment for the benefit of the Issuer’s creditors, (g) cause the Issuer to admit in writing its inability to pay its debts generally as they become due, or (h) take any action, or cause the Issuer to take any action, in furtherance of any of the foregoing (any of the above, a “Bankruptcy Action”) without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certification certifying that such Certificateholder reasonably believes that the Issuer is insolvent, and to the extent otherwise consistent with the Basic Documents.

Section 4.05 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action (a) if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, (b) that, for federal, State or local income, single business or franchise tax purposes, would cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation; nor shall the Owner Trustee be obligated to follow any such direction, if given. With respect to any direction of the Certificateholders, the Certificateholders shall be required to certify as to the compliance with this Section 4.05 and the Owner Trustee shall be entitled to conclusively rely on any such certificate.

Section 4.06 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders holding not less than a majority of the Percentage Interests. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective only if signed by Certificateholders holding not less than a majority of the Percentage Interests at the time of the delivery of such notice.

Section 4.07 Rule 144A.

At any time that the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act, or is exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, the Administrator on behalf of the Issuer, upon request by a Certificateholder and at the expense of such Certificateholder, shall furnish to such Certificateholder and to any prospective purchaser of the Certificates from such Certificateholder, any information to be delivered under Rule 144A(d)(4) under the Securities Act.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01 Establishment of Certificate Distribution Account.

(a) The Paying Agent, for the benefit of the Certificateholders, shall establish and maintain in the name of the Issuer an Eligible Account (the “Certificate Distribution Account”) located at the Paying Agent’s Corporate Office and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The title of the Certificate Distribution Account shall be “California Republic Auto Receivables Trust 2015-2: Certificate Distribution Account for the benefit of the Certificateholders”.

(b) The Issuer shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise expressly provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Paying Agent for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Paying Agent shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account, as applicable, as an Eligible Account and shall transfer all cash and investments to such new Certificate Distribution Account, as applicable.

Section 5.02 Application of Trust Funds.

(a) The Paying Agent shall deposit, or cause to be deposited, in the Certificate Distribution Account all funds received by the Issuer pursuant to Section 5.04(a) of the Sale and Servicing Agreement or the terms of the Indenture. All funds held in the Certificate Distribution Account shall be held uninvested pending distribution to the Certificateholders. On each Payment Date or other Business Day on which amounts are deposited into the Certificate Distribution Account pursuant to Section 5.04(a) of the Sale and Servicing Agreement or the terms of the Indenture, the Paying Agent shall distribute or cause to be distributed, to the Certificateholders, ratably, in proportion to each Certificateholder’s Percentage Interest, the funds on deposit in the Certificate Distribution Account.

(b) Notwithstanding any provision of this Agreement to the contrary, on the Closing Date the Paying Agent on behalf of the Issuer shall remit, or cause to be remitted, to the Reserve Account (to the extent that the Issuer has received sufficient funds from net proceeds of the issuance of the Notes) an amount equal to the Initial Reserve Account Deposit Amount.

(c) On each Payment Date, the Paying Agent shall send to each Certificateholder the statement or statements provided to the Paying Agent by the Servicer pursuant to the Sale and Servicing Agreement with respect to such Payment Date.

(d) In the event that any withholding tax is imposed on the Issuer’s payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section. The Owner Trustee or Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Owner Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by Applicable Law, pending the outcome of such proceedings, provided they shall have no obligation to do so). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Owner Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(e) Any Certificateholder that is a United States Person shall, on or prior to the date that such Certificateholder becomes a Certificateholder, (i) provide the Owner Trustee and the Paying Agent with Internal Revenue Service Form W-9 (or successor form) or (ii) notify the Owner Trustee and the Paying Agent that it is exempt from backup withholding. Any such Certificateholder agrees by its acceptance of a Certificate, upon request of the Issuer, the Owner Trustee or the Paying Agent, to provide like certification or notification on an ongoing basis and to notify the Owner Trustee or Paying Agent should subsequent circumstances render such forms or exemptions incorrect or invalid. The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any such Certificateholder to the Issuer, the Owner Trustee or the Paying Agent pursuant to this Section.

(f) Any Certificateholder that is not a United States Person shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Owner Trustee and the Paying Agent, and (b) (i) provide the Owner Trustee and the Paying Agent with applicable Internal Revenue Service Form W-8 (or successor forms), or (ii) notify the Owner Trustee and the Paying Agent that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee and the Paying Agent should subsequent circumstances arise affecting the information provided the Owner Trustee or the Paying Agent in clauses (a) and (b) above. The Owner Trustee and the Paying Agent shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee’s and the Paying Agent’s reliance upon any documents, forms or information provided by any Certificateholder to the Owner Trustee or the Paying Agent.

Section 5.03 Method of Payment. Subject to Section 5.02(a), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the related Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five (5) Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register.

Section 5.04 Accounting and Reports to Certificateholders, the Internal Revenue Service and Others. The Administrator on behalf of the Issuer shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis on the cash method of accounting, (b) deliver to the Certificateholders, as may be required by the Code and applicable Treasury Regulations or otherwise, such information provided to it as may be required to enable the Certificateholders to prepare their respective federal income tax returns, (c) file such tax returns relating to the Issuer and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Issuer’s characterization as, for so long as the Depositor is the sole Certificateholder, a division or branch of the Depositor and, if not, as determined by the Depositor for federal income tax purposes, in all such cases on forms prepared by the Administrator, (d) cause such tax returns to be signed in the manner required by Applicable Law and (e) collect or cause to be collected any withholding tax required to be withheld by the Owner Trustee or the Paying Agent in accordance with Section 5.02(d) with respect to income or distributions to the Certificateholders.

Section 5.05 Signature on Returns, Tax Matters Partner. The Owner Trustee shall sign on behalf of the Issuer any and all tax returns of the Issuer that are prepared and delivered to it for execution by the Administrator, unless Applicable Law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor if the Depositor is a Certificateholder at the applicable time. To the extent that the Issuer is treated as a partnership, the Depositor shall be the “tax matters partner” of the Issuer pursuant to the Code if the Depositor is a Certificateholder at the applicable time. If the Depositor is not a Certificateholder at the applicable time, the “tax matters partner” of the Issuer shall be the partner with the largest Percentage Interest in the Issuer. Under no circumstances shall the Owner Trustee be the “tax matters partner” of the Issuer.

Section 5.06 Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any other Basic Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act, as amended.

Section 5.07 Optional Purchase. The Servicer may at its option purchase the Trust Estate (other than the Reserve Account) at a time and price specified in Section 9.01 of the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Issuer shall effect retirement of the Certificates. Following such purchase, the Issuer shall dissolve, wind up and terminate pursuant to Section 7.01.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01 Duties of Owner Trustee.

(a) The Owner Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Agreement and the other Basic Documents, including the administration of the Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. No implied covenants or obligations shall be read into this Agreement.

(b) Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any other Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement and shall have no duty to monitor the Administrator.

(c) The Owner Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Owner Trustee shall not be bound to make any investigation into any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document.

(d) The Owner Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this Section 6.01(d) shall not limit the effect of Section 6.01(a) or (b);

(ii) the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Owner Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 4.01, 4.03, 4.04 or 6.04.

(e) Subject to Sections 5.01 and 5.02, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law or the Sale and Servicing Agreement and the Indenture and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

(f) The Owner Trustee shall not take any action that (i) is inconsistent with the purposes of the Issuer set forth in Section 2.03 or (ii) would result in the Issuer’s becoming taxable as a corporation for federal income tax purposes.

(g) The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.01.

Section 6.02 Rights of Owner Trustee. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Issuer is to be a party, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents.

Section 6.03 Acceptance of Trusts and Duties. Except as otherwise provided in this Article, in accepting the trusts hereby created, the Owner Trustee acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Estate for payment or satisfaction thereof. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Estate upon the terms of the other Basic Documents and this Agreement. The Owner Trustee shall not be liable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own negligent action, its own negligent failure to act or its own willful misconduct or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.06 and expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable held by the Issuer, or the perfection and priority of any security interest created by any such Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the distributions and payments to be made to the Certificateholders under this Agreement or to Noteholders under the Indenture, including: the existence and contents of any such Receivable on any computer or other record thereof; the validity of the assignment of any such Receivable to the Issuer or of any intervening assignment; the completeness of any such Receivable; the performance or enforcement of any such Receivable; or the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee;

(b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Servicer, the Administrator, the Depositor or any Certificateholder, provided such instructions are in accordance with this Agreement and the other Basic Documents;

(c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or any amounts payable with respect to the Certificates;

(e) the Owner Trustee shall not be responsible for or in respect of and makes no representation as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, the Notes or of any Receivables held by the Issuer or any related documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

(f) the Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Indenture Trustee, the Depositor or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Issuer under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement;

(g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby; the right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

(h) The Owner Trustee shall not be liable (i) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Owner Trustee by third parties caused by such events or (ii) for any damages in the nature of special, indirect or consequential damages, however styled, including lost profits.

Section 6.04 Action upon Instruction by Certificateholders.

(a) Subject to Sections 4.05 and 4.06, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Issuer.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to Applicable Law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement or the other Basic Documents, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and, to the extent the Owner Trustee acts in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instructions within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, and the Owner Trustee shall have no liability to any Person for any such action or inaction.

Section 6.05 Furnishing of Documents. The Owner Trustee shall furnish (a) to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents and (b) to the Noteholders and the Certificateholders, promptly upon receipt of a written request therefor, copies of the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Administration Agreement, the Indenture and this Agreement.

Section 6.06 Representations and Warranties of Owner Trustee. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) It is a national banking association duly organized and validly existing under the laws of the United States.

(b) It has full power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The eligibility requirements set forth in Section 6.13 are satisfied with respect to it.

(c) The execution, delivery and performance by it of this Agreement (i) shall not violate any provision of any law or regulation governing the Owner Trustee or any order, writ, judgment or decree of any Governmental Authority applicable to the Owner Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Owner

Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Issuer pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Owner Trustee’s performance or ability to perform its duties as Owner Trustee under this Agreement or on the transactions contemplated in this Agreement.

(d) The execution, delivery and performance by the Owner Trustee of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any Governmental Authority regulating the banking and corporate trust activities of the Owner Trustee.

(e) This Agreement has been duly executed and delivered by the Owner Trustee and constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) There are no pending or, to the best of its knowledge, threatened actions or proceedings against the Owner Trustee before any court, administrative agency or tribunal which, if determined adversely to it, would materially and adversely affect its ability, either in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under this Agreement or the Basic Documents.

Section 6.07 Reliance; Advice of Counsel.

(a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (whether in its original or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the negligent conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Owner Trustee with reasonable care; and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

Section 6.08 Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in transactions in the same manner as it would have if it were not the Owner Trustee.

Section 6.09 Compensation and Indemnity. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer for its other expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, custodians, nominees, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The Servicer shall indemnify the Owner Trustee and its successors, assigns, agents, servants, officers, directors and employees in accordance with the provisions of Section 7.03 of the Sale and Servicing Agreement. To the extent these fees and indemnification amounts are not paid by the Servicer, they will be paid out of Available Funds as described in the Sale and Servicing Agreement. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. Any amounts paid to the Owner Trustee pursuant to this Section shall be deemed not to be a part of the Trust Estate immediately after such payment.

Section 6.10 Replacement of Owner Trustee.

(a) The Owner Trustee may at any time give notice of its intent to resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided that no such resignation shall become effective, and the Owner Trustee shall not resign, prior to the time set forth in Section 6.10(c). Upon giving such notice, the Owner Trustee will provide to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the resignation of the Owner Trustee. The Administrator may appoint a successor Owner Trustee by delivering a written instrument, in duplicate, to the resigning Owner Trustee and the successor Owner Trustee. If no successor Owner Trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice, the resigning Owner Trustee giving such notice may petition at the expense of the Servicer any court of competent jurisdiction for the appointment of a successor Owner Trustee. The Depositor or the Administrator shall remove the Owner Trustee if:

(i) the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 6.13 and shall fail to resign after written request therefor by the Administrator;

(ii) the Owner Trustee shall be adjudged bankrupt or insolvent;

(iii) a receiver or other public officer shall be appointed or take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

(iv) the Owner Trustee shall otherwise be legally incapable of acting; or

(v) the Owner Trustee shall fail to comply with any of its obligations under this Agreement during the period that the Depositor is required to file Exchange Act Reports with respect to the Issuer, and such failure is not remedied within the lesser of ten (10) calendar days and the period of time in which the related Exchange Act Report is required to be filed.

(b) If the Owner Trustee resigns or is removed or if a vacancy exists in the office of Owner Trustee for any reason, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate (one copy of which instrument shall be delivered to the outgoing Owner Trustee and one copy to the successor Owner Trustee) and shall pay all fees owed to the outgoing Owner Trustee.

(c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective, and no such resignation shall be deemed to have occurred, until a written acceptance of appointment is delivered by the successor Owner Trustee to the outgoing Owner Trustee and the Administrator, and all fees and expenses due to the outgoing Owner Trustee are paid. Any successor Owner Trustee appointed pursuant to this Section shall be eligible to act in such capacity in accordance with Section 6.13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee.

(d) The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents, computer files and statements and monies held by it under this Agreement. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

(e) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 6.10, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee and the Rating Agencies.

Section 6.11 Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided such Person shall be eligible pursuant to Section 6.13, and without the execution or filing of any instrument or any further act on the part of any of the parties hereto. The Owner Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under the Exchange Act with respect to the successor Owner Trustee. The Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

Section 6.12 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate or any of the Dealers may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 6.13 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.10.

(b) Each separate trustee and co-trustee shall, to the extent permitted by Applicable Law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by Applicable Law, without the appointment of a new or successor trustee.

Section 6.13 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times satisfy the requirements of Section 26(a)(1) of the 1940 Act. The Owner Trustee shall at all times: (a) be authorized to exercise corporate trust powers; (b) have an aggregate capital, surplus and undivided profits of at least $50,000,000 and be subject to supervision or examination by federal or State authorities; and (c) have (or have a parent which has) a long-term unsecured debt rating of at least BBB- by Standard and Poor’s. If such corporation shall publish reports of condition at least annually, pursuant to Applicable Law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the aggregate capital, surplus and undivided profits of such corporation shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 6.10. Notwithstanding any other term or provision of this Agreement, the Owner Trustee shall comply at all times with subsection (a)(4)(i) of Rule 3a-7 of the 1940 Act. At all times, at least one trustee of the Issuer shall satisfy the requirements of Section 3807(a) of the Statutory Trust Act.

Section 6.14 Withholding Certificate. Prior to the first Payment Date, the Administrator, on behalf of the Issuer, shall deliver to the Servicer a properly completed and executed Internal Revenue Service Form W-9.

Section 6.15 Notice to Administrator of Repurchase Requests. Not later than the fifth day of the month following the end of a calendar quarter (or, if such day is not a Business Day, the immediately following Business Day), beginning July 6, 2015, the Owner Trustee shall provide to the Administrator a notice in substantially the form of Exhibit D with respect to any requests received by the Owner Trustee during the immediately preceding calendar quarter (or, in the case of the initial notice, since the Closing Date) that any Receivable be repurchased by the Depositor or the Seller pursuant to Section 3.03 of the Sale and Servicing Agreement or pursuant to the Receivables Purchase Agreement.

ARTICLE VII

DISSOLUTION / TERMINATION

Section 7.01 Dissolution / Termination.

(a) The Issuer shall dissolve in accordance with Section 3808 of the Statutory Trust Act upon the optional purchase of the Trust Estate (other than the Reserve Account) by the Servicer pursuant to Section 5.07 or immediately prior to the date upon which is to occur the final distribution by the Paying Agent or the Owner Trustee of all monies or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not (x) operate to terminate this Agreement or the Issuer or (y) entitle any Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Upon dissolution of the Issuer, the Administrator shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Administrator, in the absence of actual knowledge of any other claim against the Issuer, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act, and upon the written direction of the Certificateholders, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuer shall terminate and this Agreement (other than Section 6.09) shall be of no further force or effect.

(c) Except as provided in Section 7.01(a), none of the Depositor or the Certificateholders shall be entitled to revoke or terminate the Issuer.

ARTICLE VIII

AMENDMENTS

Section 8.01 Amendments Without Consent of Certificateholders.

(a) This Agreement may be amended by the Depositor and the Owner Trustee without the consent of any of the Certificateholders (but with prior notice to the Rating Agencies) to:

(i) cure any ambiguity;

(ii) correct or supplement any provisions in this Agreement that may be defective or inconsistent with any other provision in this Agreement;

(iii) add or supplement any credit, liquidity or other enhancement arrangement for the benefit of all Certificateholders;

(iv) add to the covenants, restrictions or obligations of the Depositor or the Owner Trustee;

(v) evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Trust Estate and add to or change any provisions as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee pursuant to Article VI;

(vi) restrict transfers of the Certificates (or interest therein) or as otherwise required to prevent the Issuer from being treated as a “publicly traded partnership” under Section 7704 of the Code;

(vii) add provisions to, delete or modify the existing provisions of this Agreement as appropriate to allow the Issuer to acquire and issue securities backed by any assets other than the Collateral, subject to satisfaction of the Rating Agency Condition with respect thereto; or

(viii) add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Certificateholders.

(b) The consent of the Certificateholders shall be deemed to have been given if the Depositor does not receive a written objection from such Person within ten (10) Business Days after a written request for consent shall have been given.

Section 8.02 Amendments With Consent of the Noteholders and the Certificateholders.

(a) This Agreement may be amended from time to time by the Depositor and the Owner Trustee with the consent of the Noteholders representing a majority of the outstanding Note Balance of the Controlling Class (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Noteholders), and the consent of the Certificateholders (unless, as evidenced by an Opinion of Counsel, such amendment shall not materially and adversely affect the interests of the Certificateholders) (which consent, whether given pursuant to this Section or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Persons and on all future Noteholders and Certificateholders, whether or not notation of such consent is made upon the Notes or the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders and Certificateholders); provided, however, that no amendment may increase or reduce in any manner the amount of, or accelerate or delay the timing of, collection on payments on the Trust Estate or payments that are required to be made for the benefit of the Noteholders without the consent of each Noteholder.

(b) Notwithstanding the foregoing, this Agreement may not be amended in any way that would: (i) materially and adversely affect the Owner Trustee’s own rights, privileges, indemnities, duties or obligations under this Agreement, the other Basic Documents or otherwise without the prior written consent of the Owner Trustee; or (ii) significantly change the permitted activities or powers of the Issuer even if such amendment would not have an adverse effect on the Holders of the Notes, without the consent of the Holders representing a majority of the Note Balance. The Owner Trustee may request an officer’s certificate from a Responsible Officer of the Depositor certifying that any amendment does not have an adverse effect on the Holders of the Notes or that the consent of the Holders representing a majority of the Note Balance has been obtained, which officer’s certificate may be conclusively relied upon by the Owner Trustee.

Section 8.03 Form of Amendments.

(a) Prior to the execution of any amendment to this Agreement, the Depositor shall provide each Rating Agency with written notice of the substance of such amendment. Promptly after the execution of any amendment, the Owner Trustee shall furnish a copy of such amendment to each Rating Agency, the Owner Trustee and the Indenture Trustee. It shall be a condition of the execution and delivery of any amendments to be entered into pursuant to this Article that the Rating Agency Condition be satisfied with respect to such amendment.

(b) It shall not be necessary for the consent of Noteholders or the Certificateholders pursuant to Section 8.02 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such Person consents to the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and the Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Noteholders and the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

ARTICLE IX

MISCELLANEOUS

Section 9.01 No Legal Title to Trust Estate. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and VII. No transfer, by operation of law or otherwise, of any right, title, and interest of the Certificateholders to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

Section 9.02 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 9.03 Notices. All demands, notices and communications upon or to the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee or the Rating Agencies or Certificateholders under this Agreement shall be delivered as specified in Section 10.03 of the Sale and Servicing Agreement.

Section 9.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement or the Certificates shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and the Certificates shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Certificates or the rights of the Certificateholders.

Section 9.05 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.06 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and Certificateholders and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 9.07 Nonpetition Covenant. The Owner Trustee, by entering into this Agreement, and each Noteholder and each Certificateholder, by accepting the benefits of this Agreement, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Issuer and with respect to the Depositor, of each other such trust formed by the Depositor, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuer to invoke in any proceeding involving a Governmental Authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer.

Section 9.08 No Recourse. Each Certificateholder, or owner of a beneficial interest in the Certificates, acknowledges that the Certificates represent an undivided ownership interest in the Issuer only and does not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse, either directly or indirectly, may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the other Basic Documents.

Section 9.09 Headings. The headings herein are for purposes of reference only and shall not affect the meaning or interpretation of any provision hereof.

Section 9.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.11 Indemnification by and Reimbursement of the Servicer. The Owner Trustee further acknowledges and accepts the conditions and limitations with respect to the Servicer’s obligation to indemnify, defend and hold the Owner Trustee harmless as set forth in Section 7.03 of the Sale and Servicing Agreement.

Section 9.12 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address in Section 10.03 of the Sale and Servicing Agreement; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

ARTICLE X

REGULATION AB

Section 10.01 The Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of this Article is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Depositor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Owner Trustee agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Owner Trustee which is required in order to enable the Depositor to comply with the provisions of Regulation AB, including Items 1109(a), 1109(b), 1117 and 1119 of Regulation AB as such items relate to the Owner Trustee or to the Owner Trustee’s obligations under this Agreement.

Section 10.02 Representations and Warranties. The Owner Trustee represents that:

(a) the Owner Trustee is not an Affiliate of any Item 1119 Party;

(b) other than the transactions contemplated by the Basic Documents, there are no relationships or transactions with respect to any Item 1119 Party and the Owner Trustee that are outside the ordinary course of business or on terms other than would be obtained in an arm’s-length transaction with an unrelated third party that are material to the investors’ understanding of the Notes; and

(c) there are no Proceedings pending, or known to be contemplated by Governmental Authorities, against the Owner Trustee, or of which the property of the Owner Trustee is subject, that are material to the Noteholders.

Section 10.03 Information to Be Provided by the Owner Trustee.

(a) For so long as the Depositor is required to report under Regulation AB, the Owner Trustee shall, as promptly as practicable, notify the Depositor, in writing, of (i) the commencement of, a material development in or, if applicable, the termination of, any and all Proceedings against the Owner Trustee or any and all Proceedings of which any property of the Owner Trustee is the subject, that is material to the Noteholders and (ii) any such Proceedings known to be contemplated by Governmental Authorities. The Owner Trustee shall also notify the Depositor, in writing, as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any material changes to Proceedings described in the preceding sentence. In addition, the Owner Trustee will furnish to the Depositor, in writing, the necessary disclosure regarding the Owner Trustee describing such Proceedings required to be disclosed under Item 1117 of Regulation AB, for inclusion in reports filed by or on behalf of the Depositor pursuant to the Exchange Act.

(b) For so long as the Depositor is required to report under Regulation AB, the Owner Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Depositor such information regarding the Owner Trustee as is required for the purpose of compliance with Items 1109(a), 1109(b) and 1119 of Regulation AB; provided, however, the Owner Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Owner Trustee to the Depositor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Owner Trustee of any changes to such information, provide to the Depositor, in writing, such updated information. Such information shall include, at a minimum:

(i) the Owner Trustee’s name and form of organization;

(ii) a description of the extent to which the Owner Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving auto finance receivables; and

(iii) a description of any affiliation between the Owner Trustee and any of the following parties to a Securitization Transaction, as such parties are identified by name to the Owner Trustee by the Depositor in writing in advance of such Securitization Transaction: (1) the sponsor, (2) any depositor, (3) the issuing entity, (4) any servicer or subservicer, (5) any other trustee, (6) any originator, (7) any significant obligor, (8) any enhancement or support provider and (9) any other material party related to any Securitization Transaction.

In addition, the Owner Trustee shall provide a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding between the Owner Trustee and any above-listed party that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s-length transaction with an unrelated third party, apart from the Securitization Transactions, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

CALIFORNIA REPUBLIC FUNDING, LLC as Depositor

By:	/s/ John DeCero
Name: John DeCero
Title: President

[Additional Signature Pages Follow]

[Signature Page to Amended and Restated Trust Agreement – CRART 2015-2]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

[Additional Signature Pages Follow]

[Signature Page to Amended and Restated Trust Agreement – CRART 2015-2]

In acknowledgement of its obligations as Servicer and Administrator, including, but not limited to, its obligations under Section 6.09:

CALIFORNIA REPUBLIC BANK, not in its individual capacity but solely as Servicer and Administrator

By:	/s/ Jon Wilcox
	Name:	Jon Wilcox
	Title:	CEO

[Additional Signature Page Follows]

[Signature Page to Amended and Restated Trust Agreement – CRART 2015-2]

In acknowledgement of its obligations as Paying Agent and Certificate Registrar:

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Paying Agent and Registrar

By:	/s/ Jennifer Freda
	Name:	Jennifer Freda
	Title:	Assistant Vice President

By:	/s/ Michele H. Y. Voon
	Name:	Michele H. Y. Voon
	Title:	Vice President

[Signature Page to Amended and Restated Trust Agreement – CRART 2015-2]

EXHIBIT A

FORM OF CERTIFICATE

THIS CERTIFICATE IS SUBORDINATE TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE TRUST AGREEMENT UNDER WHICH THIS CERTIFICATE IS ISSUED (A COPY OF WHICH IS AVAILABLE FROM THE OWNER TRUSTEE UPON REQUEST), INCLUDING RECEIPT BY THE OWNER TRUSTEE OF AN INVESTMENT LETTER IN WHICH THE TRANSFEREE MAKES CERTAIN REPRESENTATIONS.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF CALIFORNIA REPUBLIC FUNDING, LLC, CALIFORNIA REPUBLIC BANK, WILMINGTON TRUST, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered

Percentage Interest: 100%

R-1

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2015-2

CERTIFICATE

evidencing a fractional undivided beneficial interest in the California Republic Auto Receivables Trust 2015-2 (the “Issuer”), the property of which includes a pool of motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, sport utility vehicles and light-duty trucks sold by California Republic Bank, a California corporation authorized to transact a banking business (“CRB”), to California Republic Funding, LLC, a Delaware limited liability company (the “Depositor”), and sold by the Depositor to the Issuer. The property of the Issuer has been pledged by the Issuer under the Indenture, dated as of June 1, 2015 (as amended or supplemented from time to time, the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”), to secure the payment of the Notes issued thereunder. The interest represented by this Certificate is only that remaining after all obligations of the Issuer, including, in particular, the Notes, are fully satisfied.

The Issuer was created pursuant to a Trust Agreement, dated as of April 23, 2015 (as amended or supplemented from time to time, the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”). To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement and the Sale and Servicing Agreement, dated as of June 1, 2015 (as amended or supplemented from time to time, the “Sale and Servicing Agreement”), among the Issuer, the Depositor, CRB, as Seller, Servicer, Administrator and Custodian, and the Indenture Trustee.

This certifies that Cede & Co. is the registered owner of a 100% nonassessable, fully paid, validly issued undivided percentage interest in California Republic Auto Receivables Trust 2015-2 and is entitled to all benefits of the Trust Agreement.

This Certificate is subordinate to the Notes to the extent set forth in the Sale and Servicing Agreement, the Trust Agreement and the Indenture. Subject to the foregoing, this Certificate represents a right to amounts in the Certificate Distribution Account distributable to Certificateholders. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not at any time direct the Owner Trustee to take or to refrain from taking any action (a) if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under the Trust Agreement or any of the other Basic Documents or would be contrary to Section 2.03 of the Trust Agreement, (b) that, for federal, State or local income, single business or franchise tax purposes, would cause the Issuer to be treated as an association (or a publicly-traded partnership) taxable as a corporation; nor shall the Owner Trustee be obligated to follow any such direction, if given. With respect to any direction of the Certificateholders, a Certificateholder will certify as to the compliance with this paragraph and the Owner Trustee shall be entitled to conclusively rely on any such certificate.

Distributions on this Certificate shall be made as provided in the Trust Agreement by the Owner Trustee or Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and, notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency designated for that purpose in the Borough of Manhattan, the City of New York.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. In the event of any discrepancies between this Certificate and the terms of the Trust Agreement, the Trust Agreement shall govern.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee or authenticating agent, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.

CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2015-2

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:
Authorized Signatory

Dated:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within mentioned Trust Agreement.

[To be authenticated by either signatory below]

WILMINGTON TRUST, NATIONAL ASSOCIATION,	WILMINGTON TRUST, NATIONAL ASSOCIATION,
As Owner Trustee	as Owner Trustee
By: Deutsche Bank Trust Company
Americas, as Authenticating Agent

By:	By:
Authorized Signatory	Authorized Signatory

[REVERSE OF CERTIFICATE]

The Certificates do not represent an obligation of, or an interest in, Depositor, the Servicer, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables (and certain other amounts), all as more specifically set forth in the Trust Agreement, the Sale and Servicing Agreement and the Indenture. A copy of each of the Sale and Servicing Agreement, the Indenture and the Trust Agreement will be furnished by the Depositor to any Certificateholder promptly upon receipt by the Depositor of a written request therefor.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Noteholders representing a majority of the Outstanding Note Balance of the Controlling Class and the Holders of the Certificates evidencing not less than a majority of the Percentage Interests. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar designated by the Owner Trustee in the Borough of Manhattan, the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Issuer shall be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Deutsche Bank Trust Company Americas.

The Certificates are issuable only as registered Certificates, without coupons, in the Percentage Interests reflected thereon. As provided in the Trust Agreement and subject to certain limitations therein set forth, including the transfer limitations and restrictions provided for therein, Certificates are exchangeable for new Certificates of authorized Percentage Interests evidencing the same aggregate Percentage Interest, as requested by the Certificateholder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities to the Certificateholders created by the Trust Agreement and the Issuer created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust Estate. The Servicer of the Receivables may at its option purchase the Trust Estate at a time and price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Issuer shall effect retirement of the Certificates; provided, however, that such right of purchase is exercisable only as of the last day of any Collection Period of which the Pool Balance is less than or equal to 10% of the Cutoff Date Pool Balance.

The Certificates may not be acquired by (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code, (D) an entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (within the meaning of Section 3(42) of ERISA and Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or (E) a person investing “plan assets” of any such plan (including without limitation, for purposes of this sentence, an insurance company general account, but excluding any entity registered under the 1940 Act). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not any of the entities described in clauses (A) through (E) of the preceding sentence.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, and hereby irrevocably constitutes and appoints             , attorney, to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

[1]

[1]	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by and “eligible guarantor institution” meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP.

EXHIBIT B

FORM OF CERTIFICATE OF TRUST

CERTIFICATE OF TRUST OF CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2015-2 (the “Issuer”), is being duly executed and filed on behalf of the Issuer by WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq. (the “Act”)).

Name. The name of the statutory trust being formed hereby is CALIFORNIA REPUBLIC AUTO RECEIVABLES TRUST 2015-2.

Delaware Trustee. The name and business address of the trustee of the Issuer in the State of Delaware is Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

Effective Date. This Certificate of Trust shall be effective upon filing.

[The remainder of the page is intentionally left blank]

B-1

IN WITNESS WHEREOF, the undersigned, being the trustee of the Issuer, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee

By:

Name:

Title:

B-2

EXHIBIT C

FORM OF CERTIFICATE PURCHASE AGREEMENT

C-1

EXHIBIT D

FORM OF REPURCHASE REQUEST NOTICE

                    , 201

California Republic Bank

18400 Von Karman, Suite 1100

Irvine, California 92612

Attn:

Tel: 949-270-9700

Fax: 949-270-9799

Re:	California Republic Auto Receivables Trust 2015-2 Noteholder Request to Repurchase Receivables

Reference is hereby made to (i) the Indenture, dated as of June 1, 2015 (the “Indenture”), between California Republic Auto Receivables Trust 2015-2, as issuer (the “Issuer”), and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) the Amended and Restated Trust Agreement of the Issuer, dated as of June 1, 2015, between California Republic Funding, LLC, as depositor (the “Depositor”), and Wilmington Trust, National Association, as owner trustee (in such capacity, the “Owner Trustee”). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

[During the period from and including                     , 201     to but excluding                     , 201    , the Owner Trustee received no requests requesting that Receivables be repurchased by the Seller or the Depositor pursuant to Section 3.03 of the Sale and Servicing Agreement or Section 3.03 of the Receivables Purchase Agreement.]

[During the period from and including                     , 201     to but excluding                     , 201    , the Owner Trustee received one or more requests requesting that Receivables be repurchased by the Seller or the Depositor pursuant to Section 3.03 of the Sale and Servicing Agreement or Section 3.03 of the Receivables Purchase Agreement. The details of such requests are set forth below:]

Date of Request	Number of Receivables Subject to Request	Aggregate Principal Balance of Receivables Subject to Request

D-1

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

D-2